CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 18 to the Registration Statement on Form N-4 (No. 333-185804) (the “Registration Statement”) of our report dated March 20, 2026 relating to the statutory basis financial statements of American General Life Insurance Company and consent to the incorporation by reference in the Registration Statement of our report dated April 20, 2026 relating to the financial statements of each of the subaccounts of Variable Annuity Account Five indicated in our report. We also consent to the references to us under the headings “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 29, 2026

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 18 to the Registration Statement on Form N-4 (No. 333-185804) (the “Registration Statement”) of our report dated April 22, 2026 relating to the statutory basis financial statements of the American Home Assurance Company. We also consent to the references to us under the headings “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 29, 2026